Exhibit 10.7

AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

This Amendment to Executive Employment Agreement (the “Amendment”) is made and entered effective as of November 10, 2022 (the “Effective Date”) by and between Spero Therapeutics, Inc., a Delaware corporation (“Company”), and Satyavrat Shukla (“Executive”) (each a “Party” and collectively, the “Parties”).

BACKGROUND

WHEREAS, Company currently employs Executive under the terms of an Executive Employment Agreement dated December 9, 2020 (the “Employment Agreement”);

WHEREAS, Company desires to amend certain terms upon which it engages Executive in accordance with the Employment Agreement and this Amendment; and

WHEREAS, Executive is willing to serve as such in accordance with the terms and conditions of the Employment Agreement and this Amendment.

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree to amend the Employment Agreement as follows:

1.
Section 3(d) of the Agreement is hereby amended and restated in its entirely with the following:

(d) Flexible Time Off. In addition to standard paid holidays, all Spero employees may take time off as needed and appropriate under the circumstances, including for vacation and personal time, consistent with the Company’s Flexible Time Off (“FTO”) Policy. While the Company does not require a minimum amount of FTO be taken for planned vacation each year, or impose a pre-determined maximum vacation amount, you are encouraged to take at least 15 days of FTO per year. And, as general guidelines, FTO should be generally capped at 25 days per calendar year.

2.
Section 4(f)(i) of the Agreement is hereby amended and restated in its entirely with the following:

“(i) Lump Sum Severance Payment. Payment of a lump sum amount equal to twelve (12) months of Executive’s then-current Base Salary plus the Executive’s then-current target performance bonus, less all customary and required taxes and employment-related deductions, paid on the first payroll date following the date on which the Release required by Paragraph 4(g) becomes effective and non-revocable, but not after seventy (70) days following the effective date of termination from employment.

3.
Except as expressly set forth in this Amendment, the provisions of the Employment Agreement shall remain in full force and effect, in their entirety, in accordance with their terms.

This Amendment may be executed in two or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. For all purposes, an electronic signature shall be treated as an original.

[signatures appear on following page]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

COMPANY:

Spero Therapeutics, Inc.

By: /s/ Ankit Mahadevia_____________

Name: Ankit Mahadevia

Title: CEO

EXECUTIVE:

Satyavrat Shukla

_/s/ Satyavrat Shukla__________________

[Signature Page to Amendment to Executive Employment Agreement]